UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 28, 2017 (February 28, 2017)

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Lotus Park, The Causeway, Staines-Upon-Thames

Surrey TW18 3AG, United Kingdom

(Address of principal executive offices)

+44 017 8463 6700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2017 (the “Closing Date”), Mallinckrodt International Finance, S.A. (“MIFSA”), Mallinckrodt CB LLC (“MCB”), Mallinckrodt plc, certain subsidiaries of Mallinckrodt plc party thereto and Deutsche Bank AG New York Branch, as administrative agent, entered into a Refinancing Amendment No. 2 and Incremental Assumption Agreement No. 3 (the “Refinancing Amendment”), pursuant to which MIFSA, MCB and, solely with respect to the 2017 Revolving Credit Facility (as defined below), certain other borrowers (i) entered into a $500 million replacement revolving credit facility (the “2017 Replacement Revolving Credit Facility”), which refinanced and replaced the existing revolving credit facility (the “Existing Revolving Credit Facility”), and an additional $400 million incremental revolving credit facility (the “2017 Incremental Revolving Credit Facility” and, together with the 2017 Replacement Revolving Credit Facility, the “2017 Revolving Credit Facility”), such that the 2017 Revolving Credit Facility has an aggregate facility size of $900 million, and (ii) refinanced their existing approximately $1.9 billion outstanding aggregate principal amount of term loans (“Existing Term Loans”) and replaced the Existing Term Loans with a like aggregate principal amount of new term loans (the “New Term Loans”). The 2017 Revolving Credit Facility and the New Term Loans are governed by the Credit Agreement, dated as of March 19, 2014 (the “Credit Agreement”), among Mallinckrodt plc, MIFSA, MCB, the lenders party thereto from time to time and Deutsche Bank AG New York, as administrative agent, as amended from time to time including by the Refinancing Amendment (the “Amended Credit Agreement”).

The 2017 Revolving Credit Facility bears interest at an interest rate per annum equal to 2.25% plus the London Interbank Offered Rate (“LIBOR”). Interest on the 2017 Revolving Credit Facility is payable at the end of each LIBOR period, but in no event less frequently than every three months. A commitment fee equal to 0.275% per annum of unused commitments will be paid on commitments under the 2017 Revolving Credit Facility.

The New Term Loans bear interest at an interest rate per annum equal to 2.75% plus the London Interbank Offered Rate (“LIBOR”). Interest on the New Term Loans is payable at the end of each LIBOR period, but in no event less frequently than every three months.

The 2017 Revolving Credit Facility and the New Term Loans each have similar terms (other than pricing) to the Existing Revolving Credit Facility and the Existing Term Loans, as applicable.

The 2017 Revolving Credit Facility will mature on February 28, 2022. Amounts outstanding under the 2017 Revolving Credit Facility may be prepaid and/or reborrowed at any time. The New Term Loans will mature on September 24, 2024.

The Refinancing Amendment also makes certain additional modifications to the terms of the Credit Agreement, including adding certain subsidiaries of Mallinckrodt plc as borrowers in respect of the 2017 Revolving Credit Facility.

The foregoing summary of the 2017 Revolving Credit Facility and the New Term Loans is qualified in its entirety by reference to (i) the Refinancing Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, (ii) the Credit Agreement, which was previously filed as Exhibit (b)(3) of the Schedule TO/A filed by Mallinckrodt plc and Madison Merger Sub, Inc. on March 19, 2014 and is incorporated herein by reference, (iii) the Incremental Assumption Agreement No. 1, dated as of August 14, 2014, which was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Mallinckrodt plc on August 14, 2014 and (iv) the Refinancing Amendment No. 1 and Incremental Assumption Agreement No. 2, dated as of August 28, 2015, which was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Mallinckrodt plc on August 28, 2015.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

10.1	Refinancing Amendment No. 2 and Incremental Assumption Agreement No. 3, dated as of February 28, 2017, among Mallinckrodt plc, Mallinckrodt International Finance, S.A., Mallinckrodt CB LLC, the other subsidiaries of Mallinckrodt plc party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2017

MALLINCKRODT PUBLIC LIMITED COMPANY

By:	/s/ Kenneth L. Wagner
Name:	Kenneth L. Wagner
Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Refinancing Amendment No. 2 and Incremental Assumption Agreement No. 3, dated as of February 28, 2017, among Mallinckrodt plc, Mallinckrodt International Finance, S.A., Mallinckrodt CB LLC, the other subsidiaries of Mallinckrodt plc party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent.